UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2009

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 7, 2009, OYO Geospace Corporation (the "Company") issued a press release regarding its earnings results for the third fiscal quarter. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 7, 2009, Mr. Katsuhiko Kobayashi, who has been a director of the Company since 1995, resigned from his position as a director due to his upcoming retirement from OYO Corporation U.S.A., a Texas corporation and significant stockholder of the Company ("OYO USA"), and OYO Corporation, a Japanese corporation and the sole stockholder of OYO USA ("OYO Japan"). Mr. Kobayashi did not serve on any committees of the Board of Directors at the time of his resignation.

Effective August 7, 2009, the Board of Directors of the Company elected Mr. Takashi Kanemori, a director and senior executive officer of OYO Japan, to fill the vacancy created by Mr. Koabayashi's resignation. Mr. Kanemori has not been appointed to serve on any committees of the Board of Directors. As a director, Mr. Kanemori is eligible to receive annual compensation in the amount of $75,000, paid quarterly.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated August 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: August 07, 2009	By:	/s/ Gary D. Owens
Gary D. Owens
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 7, 2009.